EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the DBJPM 2020-C9 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Southcenter Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Southcenter Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Southcenter Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Southcenter Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Southcenter Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Chase Center Tower II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Chase Center Tower II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Chase Center Tower II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Chase Center Tower II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Chase Center Tower I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Chase Center Tower I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Chase Center Tower I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Chase Center Tower I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the BX Industrial Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the BX Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the BX Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the BX Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 675 Creekside Way Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 675 Creekside Way Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 675 Creekside Way Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 675 Creekside Way Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 675 Creekside Way Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Agellan Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Agellan Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Agellan Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Agellan Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Agellan Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 420 Taylor Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 420 Taylor Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 420 Taylor Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 420 Taylor Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 420 Taylor Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3000 Post Oak Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 3000 Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3000 Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3000 Post Oak Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 3000 Post Oak Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 280 North Bernardo Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 280 North Bernardo Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 280 North Bernardo Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 280 North Bernardo Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 280 North Bernardo Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Liz Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Liz Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Liz Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Liz Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Liz Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Liz Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Liz Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Brass Professional Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Brass Professional Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Brass Professional Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Brass Professional Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Brass Professional Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Amazon Industrial Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Amazon Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Amazon Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Amazon Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Amazon Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Amazon Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Coleman Highline Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Coleman Highline Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Coleman Highline Mortgage Loan, Citibank, N.A., as Custodian for the Coleman Highline Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Coleman Highline Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Coleman Highline Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 333 South Wabash Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 333 South Wabash Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 333 South Wabash Mortgage Loan, Citibank, N.A., as Custodian for the 333 South Wabash Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 333 South Wabash Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the 333 South Wabash Mortgage Loan.

Dated: March 11, 2021

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)